Exhibit 32.2

Certification of Senior Vice President, Chief Financial Officer and Principal Accounting Officer

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report on Form 10-Q of Vectrus, Inc. (the “Company”) for the period ended July 1, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2016

/s/ Matthew M. Klein
Matthew M. Klein
Senior Vice President, Chief Financial Officer and Principal Accounting Officer